                                                                     EXHIBIT 3.6




                               ARTICLES OF MERGER
                                     MERGING
                 INTERNET AMERICA, INC., AN ARIZONA CORPORATION,
                                  WITH AND INTO
                      INTRNTUSA, INC., A TEXAS CORPORATION

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act and Section 10-074 of the Arizona General Corporation Law, the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5 of the Texas Business Corporation Act and Article 4 of the Arizona General Corporation Law.

         1. An Agreement and Plan of Merger (the "Plan of Merger") adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act and the Arizona General Corporation Law attached hereto as Exhibit A and is hereby incorporated herein by reference, which provides for the merger of Internet America, Inc., an Arizona corporation ("IA Arizona"), with and into INTRNTUSA, Inc., a Texas corporation ("IA Texas"), and resulting in IA Texas being the surviving corporation (the "Surviving Corporation"). Pursuant to the Plan of Merger, the Surviving Corporation's name will be changed to "Internet America, Inc."

         2. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of outstanding shares of stock of such corporation entitled to vote on the Plan of Merger is as follows:

                                             Number of
              Name of                          Shares
            Corporation                     Outstanding
            -----------                     -----------
          Internet America, Inc.       1,099,500 shares of
                                         Common Stock

          INTRNTUSA, Inc.                 1 share of
                                         Common Stock

         3. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of shares voted for and against the Plan of Merger, respectively, is as follows:


                                              Total               Total
                Name of                       Voted               Voted                 Total
              Corporation                      For               Against             Abstaining
              -----------                      ---               -------             ----------
Internet America, Inc.                      1,099,500               0                     0
INTRNTUSA, Inc.                                 1                   0                     0





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         4. IA Arizona hereby declares that the approval of the Plan of Merger was duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 21st day of July, 1995.


                                      INTRNTUSA, INC.,
                                      a Texas corporation


                                      /s/ John N. Nanni
                                      ------------------------------------------
                                      John N. Nanni, President



                                      INTERNET AMERICA, INC.,
                                      an Arizona corporation


                                      /s/ Robert J. Maynard
                                      ------------------------------------------
                                      Robert J. Maynard, Chief Executive Officer

                                                                       Exhibit A


                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of July 21, 1995, by and among INTRNTUSA, Inc., a Texas corporation ("IA Texas"), and Internet America, Inc., an Arizona corporation ("IA Arizona").

                                    RECITALS:

         A. IA Arizona desires to merge with and into IA Texas, and IA Texas desires to merge with IA Arizona (the "Merger").

         B. The terms and conditions of Merger, the mode of carrying the same into effect, the manner and basis of canceling the shares of $.01 par value common stock of IA Arizona ("IA Arizona Common Stock"), the issuance of the shares of $.01 par value common stock of IA Texas ("IA Texas Common Stock"), and such other terms and provisions as the parties desire to be stated in this Agreement are set forth below.

         C. The current shareholders of IA Arizona shall be the only shareholders of IA Texas immediately upon the completion of the Merger, and each such shareholder shall own the same percentage of IA Texas Common Stock as he owned of IA Arizona Common Stock prior to the Merger.

         D. The Boards of Directors of IA Arizona and IA Texas deem the Merger to be desirable and in the best interests of their respective corporations and shareholders.

         THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                   THE MERGER

         1.1 Merger. At the Effective Time (as defined in Section 1.2), IA Arizona shall be merged with and into IA Texas, the separate existence of IA Arizona shall cease, and IA Texas, as the surviving corporation (the "Surviving Corporation"), shall continue to exist by virtue of and shall be governed by the laws of the State of Texas, and the name of the Surviving Corporation shall be changed to "Internet America, Inc."




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         1.2 Effective Time of Merger. The Articles of Merger setting forth the information required by, and otherwise in compliance with, the Texas Business Corporation Act with respect to the Merger, shall be delivered for filing with the Secretary of State of the State of Texas. Certified copies of the Articles of Merger and the Agreement and Plan of Merger ("Certified Copies"), issued by the Secretary of State of the State of Texas and setting forth the information required by, and otherwise in compliance with the General Corporation Law of the State of Arizona, shall be delivered for filing to the Arizona Corporation Commission. The Merger shall become effective on the day and at the time the Secretary of State of the State of Texas files such Articles of Merger (the time of such effectiveness is herein called the "Effective Time"). Notwithstanding the foregoing, either IA Arizona or IA Texas, by action of its Board of Directors, may terminate this Agreement at any time prior to the earlier of (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas or (ii) the filing of the Certified Copies with the Arizona Corporation Commission.

         1.3 Effects of Merger. At the Effective Time, IA Texas, without further action, as provided by the laws of the State of Arizona and the laws of the State of Texas, shall succeed to and possess all of the rights, privileges, powers, and franchises, of a public as well as of a private nature, of IA Arizona; and all property, real, personal and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to IA Arizona shall be deemed to be vested in IA Texas without further act or deed; and the title to any real estate, or any interest therein, vested in IA Texas or IA Arizona shall not revert or be in any way impaired by reason of the Merger. Such transfer to and vesting in IA Texas shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision in any contract, agreement, decree, order, or other instrument to which IA Texas or IA Arizona is a party or by which either of them is bound. IA Texas shall thenceforth be responsible and liable for all debts, liabilities, and duties of IA Arizona which may be enforced against IA Texas to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of IA Arizona and IA Texas shall be impaired by the Merger.

         1.4 Articles of Incorporation. The Articles of Incorporation of IA Texas before the merger shall be and remain the Articles of Incorporation of IA Texas after the Effective Time, until the same shall thereafter be altered, amended, or repealed in accordance with law and IA Texas's Articles of Incorporation; provided, however, that at the time of the Merger the Articles of Incorporation of IA Texas shall be amended as provided on Exhibit I, attached hereto and incorporated herein by reference, in order to change the name of the Surviving Corporation to Internet America, Inc.

         1.5 Bylaws. The Bylaws of IA Texas as in effect at the Effective Time shall be and remain the Bylaws of IA Texas, as the Surviving Corporation, until the same shall thereafter be altered, amended, or repealed in accordance with law, IA Texas's Articles of Incorporation, or such Bylaws.

                                   ARTICLE II
                           EFFECT ON OUTSTANDING STOCK

         2.1 IA Texas Common Stock. At the Effective Time, all of the shares of IA Texas Common Stock that were outstanding immediately before the Effective Time shall, without any action on the part of the holder thereof, be canceled.

         2.2 IA Arizona Common Stock. At the Effective Time, each outstanding share of IA Arizona Common Stock shall, without any action on the part of the holders thereof, be deemed converted into and represent the same number of shares of IA Texas Common Stock as each holder of IA Arizona Common Stock owned prior to the Merger.

         2.3 Surrender of Certificates of IA Arizona Common Stock. At or after the Effective Time, each holder of IA Arizona Common Stock that was outstanding immediately before the Effective Time shall surrender the certificate(s) that represented that holder's shares immediately before the Effective Time, and IA Texas shall, upon receipt of such certificate(s), immediately cancel such certificate(s) and issue certificate(s) for IA Texas Common Stock in the name of that holder or in the name of any person that the holder so directs. Whether or not so surrendered, at and after the Effective Time, the certificate(s) representing IA Arizona Common Stock shall be deemed for all purposes to have been canceled and shall not evidence any right or interest in or claim against IA Texas or IA Arizona.

                                   ARTICLE III
                             OFFICERS AND DIRECTORS

         3.1 Directors. At the Effective Time, each of the persons who was serving as a director of IA Texas immediately prior to the Effective Time shall continue to be a director of IA Texas, and each shall serve in such capacity until the next annual meeting of shareholders of IA Texas and until his successor is duly elected and qualified or, if earlier, until his death, resignation, or removal from office.

         3.2 Officers. At the Effective Time, each of the persons who was serving as an officer of IA Texas immediately prior to the Effective Time shall continue to be an officer of IA Texas and shall continue to serve in such capacity at the pleasure of the Board of Directors of IA Texas or, if earlier, until their respective death or resignation.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.2 Amendment. To the extent permitted by law, this Agreement may be amended or supplemented at any time and in any respect, to the extent such amendment or supplement relates to the Merger, by action taken by the Boards of Directors of IA Arizona and IA Texas, if prior to the Effective Time, or by the Board of Directors of IA Texas, if on or after the Effective Time.

         4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas with respect to all matters except to the extent the laws of the State of Arizona apply to matters of corporate governance relating to IA Arizona.

         4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

                                        INTRNTUSA, INC.,
                                        a Texas corporation



                                        By: /s/ Robert J. Maynard
                                           ---------------------------------
                                        Title:  CEO



                                        INTERNET AMERICA, INC.,
                                        an Arizona corporation



                                        By:/s/ John N. Nanni
                                           ---------------------------------
                                        Title:   President